UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2026 (August 31, 2026)

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

770 Lindaro Street	San Rafael	California	94901
(Address of Principal Executive Offices)			(Zip Code)

(415) 506-6700

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	BMRN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported in the Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 18, 2026, BioMarin Pharmaceutical Inc., a Delaware corporation (“BioMarin”), entered into a Share Purchase Agreement (the “Purchase Agreement”) with (i) Alesta Therapeutics B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) (“Alesta”), (ii) each of the holders of shares of Alesta identified on Schedule 1.1(a) to the Purchase Agreement, (iii) Anaheim SpinCo B.V., a Dutch private limited liability company (besloten vennootschap met beperkte aansprakelijkheid), and (iv) Shareholder Representative Services LLC, solely in its capacity as the representative and attorney-in-fact of the Company Participating Equityholders (as defined in the Purchase Agreement), providing for BioMarin’s acquisition of Alesta via a share purchase transaction (the “Share Purchase”).

On August 31, 2026, the parties to the Purchase Agreement completed the Share Purchase and, as a result, Alesta is now a wholly owned subsidiary of BioMarin.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby (including the Share Purchase) does not purport to be complete and is subject to, and qualified in its entirety by, the text of the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 18, 2026 and the terms of which are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BIOMARIN PHARMACEUTICAL INC.,

Date: September 1, 2026	By:	/s/ G. Eric Davis
G. Eric Davis
Executive Vice President, Chief Legal Officer